EXHIBIT 99.1

Quanex Sells Piper Impact

HOUSTON, Jan. 25, 2005 (PRIMEZONE) -- Quanex Corporation (NYSE:NX) today announced the sale of Piper Impact, the Company's cold forged impact extrusion business, to Piper Metal Forming Corporation, a privately held company. Terms of the sale were not disclosed.

Quanex Corporation is an industry-leading manufacturer of engineered materials and components for the Vehicular Products and Building Products markets. For further information, visit the Company's website at www.quanex.com.

The Quanex Corporation logo is available at: http://www.primezone.com/newsroom/prs/?pkgid=1117

CONTACT:

Quanex Corporation
Jeff Galow, 713/877-5327
Valerie Calvert, 713/877-5305